EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2011, relating to the consolidated financial statements of DUSA Pharmaceuticals, Inc. appearing in the Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 2, 2011